PURCHASE AND SALE AGREEMENT

      THIS PURCHASE AND SALE AGREEMENT (this "Agreement"), dated as of July 19, 2000, is between Archstone Communities Trust, a Maryland real estate investment trust ("ASN"), and Security Capital Group Incorporated, a Maryland corporation ("Security Capital"), and, solely for the purposes of Sections 11 and 21 hereof, Homestead Village Incorporated, a Maryland corporation ("Homestead").

      WHEREAS, Security Capital is the beneficial owner of 17,479,293 common shares of beneficial interest, $1.00 par value per share (the "ASN Shares");

      WHEREAS, ASN is the owner of $221,333,620 original principal amount of Convertible Mortgage Notes due 2006 (the "Homestead Notes") of Homestead; and

      WHEREAS, Security Capital desires to sell and ASN desires to purchase the ASN Shares subject to the terms described herein.

      NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements and warranties herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Purchase and Sale. Subject to the terms and conditions herein set forth, ASN agrees to purchase and Security Capital agrees to sell on the Closing Date (as hereinafter defined) the ASN Shares, free and clear of all liens, encumbrances, claims and security interests, in exchange for the delivery by ASN to Security Capital of $178,666,380 in cash and the Homestead Notes, free and clear of all liens, encumbrances, claims and security interests. Security Capital and ASN agree that (i) the value of the ASN Shares is $383,841,380, (ii) the value of the Homestead Notes is $205,175,000, and (iii) the contract rights assigned under Section 11 have no net value. The parties further agree that the foregoing values were arrived at through arms-length bargaining and that each will use such valuations for all purposes (including financial and tax purposes), except, as to financial reporting purposes, as otherwise required by the Securities and Exchange Commission or generally accepted accounting principles.

      2. Representations and Warranties of ASN. ASN hereby represents and warrants to Security Capital as follows:

            (a) Due Organization. ASN is duly organized, validly existing and in good standing under the laws of the State of Maryland.

            (b) Authorization. ASN has the requisite power to enter into this Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder and thereunder. This Agreement has been duly authorized, and this Agreement has been duly executed and delivered by ASN and constitutes a valid and binding agreement enforceable in accordance with its terms, except, to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles and except as the enforcement of the provisions of Section 10 hereof may be limited by public policy. Neither the execution and delivery of this Agreement, the consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement will be a violation of any of the terms, conditions or provisions of ASN's Declaration of Trust or bylaws or of any material agreement or instrument to which it or one of its subsidiaries is a party or by which it or one of its subsidiaries or its or their material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder. The board of trustees of ASN, acting at a meeting from which representatives and affiliates of Security Capital recused themselves, has determined that this Agreement and the transactions contemplated hereby are advisable, fair to and in the best interests of the shareholders of ASN.

            (c) Title. ASN at Closing will convey the Homestead Notes free and clear of all liens, encumbrances, claims and security interests.

            (d) Access to Information. ASN has been supplied with and has had access to such information as it deems relevant to entering into this Agreement and has had the opportunity to inquire of management of Homestead and Security Capital as to any such information.

            (e) ASN Shares Outstanding. As of the date hereof, ASN has outstanding 139,484,612 common shares of beneficial interest, $1.00 par value per share.

            (f) REIT Status. ASN (i) intends in its federal income tax return for the tax year ended December 31, 1999 and for the tax year that will end on December 31, 2000 to be taxed as a real estate investment trust (a "REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "Code"), (ii) has operated, and intends to continue to operate, in such a manner as to qualify as a REIT for 1999 and 2000, and (iii) the consummation of the transactions contemplated by this Agreement will not prevent or prohibit ASN from continuing to qualify as a REIT for federal income tax purposes, or result in the loss of ASN's status as a REIT for federal income tax purposes.

      3. Representations and Warranties of Security Capital. Security Capital hereby represents and warrants to ASN as follows:

            (a) Due Organization. Security Capital is duly organized, validly existing and in good standing under the laws of the State of Maryland.

            (b) Authorization. Security Capital has the requisite power to enter into this Agreement and the transactions and agreements contemplated hereby and to carry out its obligations hereunder and thereunder. This Agreement has been duly authorized, executed and delivered by Security Capital and constitutes a valid and binding agreement of Security Capital enforceable in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other laws affecting the enforcement of creditors' rights generally or by general equitable principles and except as the enforcement of the provisions of Section 10 hereof may be limited by public policy. Neither the execution and delivery of this Agreement, consummation of the transactions and agreements contemplated hereby, nor compliance with the terms, conditions or provisions of this Agreement, will be a violation of any of the terms, conditions or provisions of Security Capital's charter or bylaws; or of any material agreement or instrument to which Security Capital (or one of its subsidiaries) is a party or by which Security Capital (or one of its subsidiaries) or any of its (or their) material properties may be bound, or constitute a default or create a right of termination or acceleration thereunder. Notwithstanding anything in this paragraph (b) to the contrary, ASN acknowledges and agrees that the performance of Security Capital's obligations hereunder requires the approval of lenders under Security Capital's revolving credit agreement. Security Capital will use its reasonable efforts to obtain the requisite approval under its credit agreement as promptly as practicable.

            (c) Title. Security Capital at Closing will convey the ASN Shares, free and clear of all liens, encumbrances, claims and security interests.

            (d) Access to Information. Security Capital has been supplied with and has had access to such information as it deems relevant to entering into this Agreement and has had the opportunity to inquire of management of ASN as to any such information.

      4. Exclusivity. Prior to the Closing, Security Capital shall not, and shall ensure that its subsidiaries and representatives shall not, directly or indirectly, solicit, initiate or encourage, inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any person (other than ASN and its representatives) concerning any sale or other disposition of the ASN Shares. Security Capital will promptly advise ASN of, and communicate to ASN the terms and conditions of (and the identity of the person making), any such inquiry or proposal received on or prior to the Closing. Prior to the Closing ASN shall not, and shall ensure that its subsidiaries and representatives shall not, directly or indirectly, solicit, initiate or encourage, inquiries or proposals from, or provide any confidential information to, or participate in any discussions or negotiations with, any person (other than Security Capital or its representatives) concerning any sale or other disposition of the Homestead Notes. ASN will promptly advise Security Capital of, and communicate to Security Capital the terms and conditions of (and the identity of the person making), any such inquiry or proposal received on or prior to the Closing.

      5. Public Announcements. The parties hereto will consult with each other before issuing, and provide each other with the reasonable opportunity to review and comment upon, any press release or otherwise making any public statements with respect to the transactions contemplated by this Agreement, and shall not issue any such press release or make any such public statement without the reasonable consent of the other party, except as may be required by applicable law, by court process or by obligations pursuant to any listing agreement with any national securities exchange or transaction reporting system so long as the other party is notified promptly by the disclosing party of such press release or public statement. The parties agree that the initial press release to be issued by each party with respect to the transactions contemplated by this Agreement upon execution of this Agreement will be in the forms agreed to by the parties hereto prior to the execution of this Agreement.

      6. Closing. Subject to the conditions set forth in Sections 7 and 8 hereof, the purchase and sale of the Securities (the "Closing") shall occur no later than the third business day following the business day on which Security Capital delivers ASN written notice prior to 10:30 a.m. (Mountain time) that it has received the required consent of its lenders (such date being the "Closing Date"). The Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois 60603, at which time the parties shall make the deliveries described below. At the Closing, in addition to any other documents required to be delivered under this Agreement, the parties hereto shall deliver the documents described below:

            (a) Deliveries by ASN. At the Closing, ASN shall deliver or cause to be delivered the following to Security Capital:

                  (1) $178,666,880 by wire transfer of immediately available funds to the account specified by Security Capital;

                  (2) originally executed Homestead Notes in the aggregate
            principal amount of $221,333,620, which notes shall be accompanied by duly executed instruments of transfer and assignment;

                  (3) an executed copy of Amendment No. 2 to the Third Amended and Restated Investor Agreement in the form attached hereto as Exhibit A;

                  (4) a certificate, dated the Closing Date, of an executive officer of ASN, certifying that, as of such date, the representations and warranties of ASN contained herein are accurate, true and correct with the same force and effect as though made on and as of such date;

                  (5) a certificate of ASN's secretary certifying resolutions of the board of trustees of ASN approving this Agreement and the transactions contemplated hereby

            (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of ASN); and

                  (6) an opinion of Mayer, Brown & Platt (the "Tax Opinion"), in form and substance reasonably satisfactory to Security Capital, to the effect that the transactions contemplated by this Agreement will not prevent or prohibit ASN from continuing to elect to be taxed as a REIT in its federal income tax returns, or result in the loss of ASN's status as a REIT for federal income tax purposes.

            (b) Deliveries by Security Capital. At the Closing, Security Capital shall deliver or cause to be delivered the following to ASN:

                  (1) the 17,479,293 ASN Shares, to be delivered by DWAC to an account specified by ASN;

                  (2) the resignation of Constance B. Moore (one of the three designees of Security Capital on the ASN board of trustees pursuant to the terms of the Third Amended and Restated Investor Agreement between Security Capital and ASN) from ASN's board of trustees and any other position she may hold with ASN, as a result of the decrease in the percentage ownership of ASN's outstanding common shares owned by Security Capital pursuant to the transactions contemplated by this Agreement;

                  (3) an executed copy of Amendment No. 2 to the Third Amended and Restated Investor Agreement in the form attached hereto as Exhibit A;

                  (4) a certificate, dated the Closing Date, of an executive officer of Security Capital, certifying that, as of such date, the representations and warranties of Security Capital contained herein are accurate, true and correct with the same force and effect as though made on and as of such date; and

                  (5) a certificate of Security Capital's secretary (and of the secretary of the record owner of the ASN Shares) certifying resolutions of the board of directors of Security Capital (and of such record owner) approving this Agreement and the transactions contemplated hereby (together with an incumbency and signature certificate regarding the officer(s) signing on behalf of Security Capital or such record owner).

      7. Conditions to the Obligations of ASN. The obligations of ASN under this Agreement are subject to the fulfillment of each of the following conditions:

            (a) Performance. Security Capital shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

            (b) Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

            (c) Tax Opinion. Receipt by ASN of the Tax Opinion described in Section 6(a)(7).

      8.    Conditions   to  the   Obligations   of  Security   Capital.   The
obligations of Security Capital under this Agreement are subject to the fulfillment of each of the following conditions:

            (a) Performance. ASN shall have performed and complied in all material respects with all agreements, covenants, obligations and conditions required by this Agreement to be performed or complied with by it.

            (b) Injunctions. No preliminary or permanent injunction or other final order by any United States federal or state court shall have been issued which prevents the consummation of the transactions contemplated hereby.

            (c) Consents. Security Capital shall have received the necessary consents from its lenders under its revolving credit agreement.

      9. Survival. The representations and warranties of the parties shall survive the Closing forever.

      10.   Indemnification.

            (a) Each party (the "Indemnifying Party") agrees to indemnify the other party, and each of their affiliates and their respective officers, directors, employees, agents and representatives (each, an "Indemnified Party" and together the "Indemnified Parties") against, and agrees to hold each of them harmless from, any and all liabilities, losses, costs, claims, damages, penalties and expenses (including, without limitation, reasonable attorneys' fees and expenses and costs of investigation and litigation) ("Losses") (i) incurred or suffered by them relating to or arising out of or in connection with any breach of or any inaccuracy in any representation or warranty made by the Indemnifying Party in this Agreement or any document delivered by it at the Closing pursuant to
      Section 6 hereof or (ii) arising out of or in connection with any action, suit, inquiry, or proceeding against or involving any Indemnified Party as a result of any Indemnifying Party's actions (or lack thereof) in connection with the negotiation or execution of this Agreement or any of the transactions contemplated hereby, or based upon any allegation or claim that the Indemnified Party is in any way responsible or liable for any action (or lack thereof) of the Indemnifying Party. No person shall be entitled to indemnification hereunder to the extent that the act or omission of such person for which indemnification is claimed arises out of such person's fraud, bad faith or willful misconduct.

            (b) As soon as is reasonably practicable after becoming aware of a claim for indemnification under this Agreement the Indemnified Party shall promptly give notice to the Indemnifying Party of such claim and the amount the Indemnified Party will be entitled to receive hereunder from the Indemnifying Party; provided that the failure of the Indemnified Party to give notice shall not relieve the Indemnifying Party of its obligations hereunder except to the extent (if any) that the Indemnifying Party shall have been prejudiced thereby. If the Indemnifying Party agrees that it has an indemnification obligation but objects that it is obligated to pay only a lesser amount, the Indemnified Party shall nevertheless be entitled to recover promptly from the Indemnifying Party the lesser amount, without prejudice to the Indemnified Party's claim for the difference.

            (c) After receiving a claim as set forth above, the Indemnifying Party may, at its own expense, (i) participate in the defense of any claim, suit, action or proceeding and (ii) except in the case of a claim indemnification for which is available pursuant to clause (ii) of paragraph (a) above, as to which this clause (ii) shall be inapplicable, upon notice to the Indemnified Party and the Indemnifying Party's delivering to the Indemnified Party a written agreement that the Indemnified Party is entitled to indemnification for all Losses arising out of such claim, suit, action or proceeding, assume the defense thereof; provided, however, that (x) the Indemnifying Party's counsel is reasonably satisfactory to the Indemnified Party, and (y) the Indemnifying Party shall thereafter consult with the Indemnified Party upon the Indemnified Party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party. If, however, the Indemnified Party reasonably determines in its judgment that representation by the Indemnifying Party's counsel of both the Indemnifying Party and the Indemnified Party would present such counsel with a conflict of interest, then such Indemnified Party may employ separate counsel to represent or defend it in any such claim, action, suit or proceeding and the Indemnifying Party shall pay the reasonable fees and disbursements of such separate counsel. Whether or not the Indemnifying Party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

            (d) Notwithstanding anything in this Section 10 to the contrary, neither the Indemnifying Party nor the Indemnified Party shall, without the written consent of the other, settle or compromise any claim or permit a default or consent to entry of any judgment unless the claimant and such party provide to such other party an unqualified release from all liability in respect of such claim. Notwithstanding the foregoing, if a settlement offer solely for money damages is made by the applicable third party claimant, and the Indemnifying Party notifies the Indemnified Party in writing of the Indemnifying Party's willingness to accept the settlement offer and pay the amount called for by such offer, and the Indemnified Party declines to accept such offer, the Indemnified Party may continue to contest such claim, free of any participation by the Indemnifying Party, and the amount of any ultimate liability with respect to such claim that the Indemnifying Party has an obligation to pay hereunder shall be limited to the lesser of (i) the amount of the settlement offer that the Indemnified Party declined to accept or (ii) the aggregate Losses of the Indemnified Party with respect to such claim. If the Indemnifying Party makes any payment on any claim, the Indemnifying Party shall be subrogated, to the extent of such payment, to all rights and remedies of the Indemnified Party to any insurance benefits or other claims of the Indemnified Party with respect to such claim.

            (e) In the event that the Indemnifying Party does not elect to assume the defense of any claim, suit, action or proceeding, then any failure of the Indemnified Party to defend or to participate in the defense of any such claim, suit, action or proceeding or to cause the same to be done, shall not relieve the Indemnifying Party of its obligations hereunder.

      11. Assignment of Rights. Effective upon the Closing of the transactions contemplated hereby, ASN shall assign to Security Capital, and Security Capital shall assume, all of ASN's right, title, interest and obligations under all deeds of trust, security agreements, guaranties of completion and payment, funding commitment agreements and similar documents and instruments securing or providing rights with respect to the Homestead Notes or the property securing the Homestead Notes. Each of the parties hereto shall execute such further documents, agreements and instruments, and take all other actions as may be reasonably necessary to carry out the purposes of this Agreement and the transactions contemplated hereby.

      12. Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors, assigns and affiliates.

      13. Notices. Any notice or other communication provided for herein or given hereunder to a party hereto shall be in writing and shall be given by delivery, by telex, telecopier or by mail (registered or certified mail, postage prepaid, return receipt requested) to the respective parties as follows:

      If to ASN:

            Archstone Communities Trust
            7670 South Chester Street
            Englewood, Colorado  80112
            Attention:  Caroline Brower
            Facsimile:  (303) 708-6954

            with a copy to:

            Mayer, Brown & Platt
            190 South LaSalle Street
            Chicago, Illinois 60603
            Attention:  Michael T. Blair
            Facsimile:  (312) 701-7711

      If to Security Capital:

            Security Capital Group Incorporated
            125 Lincoln Avenue
            Santa Fe, New Mexico 87501
            Attention:  Jeffrey A. Klopf
            Facsimile:  (505) 988-8920

            with a copy to:

            Wachtell, Lipton, Rosen & Katz
            51 West 52nd Street
            New York, New York  10019
            Attention:  Adam O. Emmerich
            Facsimile:  (212) 403-2000
or to such other address with respect to a party as such party shall notify the other in writing.

      14. Waiver. No party may waive any of the terms or conditions of this Agreement, nor may this Agreement be amended or modified, except by a duly signed writing referring to the specific provision to be waived, amended or modified.

      15. Entire Agreement. This Agreement constitutes the entire agreement, and supersedes all other prior agreements and understandings, both written and oral, among the parties hereto and their affiliates.

      16. Expenses. Except as otherwise expressly contemplated herein to the contrary, regardless of whether the transactions contemplated hereby are consummated, each party hereto shall pay its own expenses incident to preparing for, entering into and carrying out this Agreement and the consummation of the transactions contemplated hereby.

      17. Captions. The Section and Paragraph captions herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

      18. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

      19. Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

      20. No Presumption Against Drafter. Each of the parties hereto has jointly participated in the negotiation and drafting of this Agreement. In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by each of the parties hereto and no presumptions or burdens of proof shall arise favoring any party by virtue of the authorship of any of the provisions of this Agreement.

      21. Consent of Homestead. Homestead hereby consents to the transactions contemplated hereby, including the matters contemplated hereby.

      22. Terminatiion. If the closing of the transactions contemplated hereby has not occurred on or prior to August 31, 2000, this Agreement shall terminate and be of no further force or effect.

                           *     *     *     *     *

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the day and year first executed.

                                    ARCHSTONE COMMUNITIES TRUST


                                       By: /s/ Charles E. Mueller, Jr.
                                           ----------------------------
                                           Charles E. Mueller, Jr.
                                           Chief Financial Officer



                                    SECURITY CAPITAL GROUP INCORPORATED


                                       By: /s/ Jeffrey A. Klopf
                                           ----------------------------
                                           Jeffrey A. Klopf
                                           Senior Vice President



                                    HOMESTEAD VILLAGE INCORPORATED, solely
                                    for purposes of Sections 11 and 21 above


                                       By: /s/ Jeffrey A. Klopf
                                           ----------------------------
                                           Jeffrey A. Klopf
                                           Senior Vice President

                                    EXHIBIT A

                                 AMENDMENT NO. 2
                                       TO

                  THIRD AMENDED AND RESTATED INVESTOR AGREEMENT

      THIS AMENDMENT NO. 1 (this "Amendment"), dated as of __________, 2000, to the Third Amended and Restated Investor Agreement, dated as of September 9, 1997, as amended by Amendment No.1 thereto, dated as of July 7, 1998 (as so amended, the "Agreement"), is made by and between Archstone Communities Trust (formerly Security Capital Pacific Trust), a Maryland real estate investment trust (the "Company"), and Security Capital Group Incorporated, a Maryland corporation ("SCG").

      WHEREAS, pursuant to a Purchase and Sale Agreement, dated as of July 19, 2000 (the "Purchase and Sale Agreement"), between the Company and SCG, SCG has agreed to sell to the Company certain Common Shares in exchange for the consideration described therein; and

      WHEREAS, as a condition to the closing of the transactions contemplated by the Purchase and Sale Agreement, the parties have agreed to amend the Agreement as herein provided.

      NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Agreement as follows:

      (a) Section 5(b) of the Agreement is hereby amended and restated in its entirety as follows:

      " (b) File Reports. For so long as SCG shall continue to Beneficially Own any Common Shares, the Company shall file on a timely basis all annual, quarterly and other reports required to be filed by it under Sections 13 and 15(d) of the Exchange Act, and the Rules and Regulations of the Commission thereunder, as amended from time to time; provided, however, that for so long as SCG Beneficially Owns at least 10% of the outstanding Common Shares, the Company shall use its best efforts to file such reports at least two (2) business days prior to the day on which such reports would otherwise be required to be filed under Sections 13 and 15(d) of the Exchange Act, and the Rules and Regulations of the Commission thereunder, as amended from time to time."

      (b) The following new subsections (j) and (k) are hereby added to the end of Section 5 of the Agreement:

      " (j) Board Committees. For so long as SCG shall continue to be entitled to designate one or more Nominees, the Company shall use its best efforts to cause one of such Nominees as designated by SCG to serve on each of the Executive and Investment Committee and the Management Development and Executive Compensation Committee of the Board.

            (k) Reports. For so long as SCG shall continue to Beneficially Own at least 10% of the outstanding Common Shares, the Company shall provide SCG, on a timely basis, monthly operating and financial reports prepared in the Company's customary form."

      (c) Section 7(a) of the Agreement is hereby amended by adding the following sentence to the end thereof:

      "Without limiting the generality of the foregoing, SCG may request registration of all or any part of its Registrable Securities, which Registrable Securities are proposed to be sold or transferred by SCG upon conversion or exchange of convertible or exchangeable securities of SCG to be issued by SCG in a transaction registered under the Securities Act, and the Company will use its reasonable efforts to effect the registration of such Registrable Securities under the Securities Act, to the extent that such registration is permitted under the Securities Act and the Rules and Regulations of the Commission thereunder."

      (d) Sections 7(b)(i) and (b)(ii) are hereby amended and restated in their entirety as follows:

            " (i) prepare and file with the Commission a registration statement with respect to such securities and use its reasonable efforts to cause such registration statement to become effective and remain effective for as long as shall be necessary to complete the distribution of the Registrable Securities so registered;

              (ii) prepare and file with the Commission such amendments and supplements to such registration statement, and the prospectus used in connection therewith, as may be necessary to keep such registration statement effective for so long as shall be necessary to complete the distribution of the Registrable Securities so registered and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement whenever SCG shall desire to sell or otherwise dispose of the same within such period;"

      (e) Section 7(i) of the Agreement is hereby amended by adding the following provisions to the end thereof:

      "SCG may assign without the consent of the Company, all or any portion of, its rights under this Section 7 with respect to any Registrable Securities to one or more Persons (each, a "Transferee" and together "Transferees") to whom SCG has issued or sold, in a transaction not registered or required to be registered under the Securities Act, any security convertible into or exchangeable for at least $100 million in Value of Registrable Securities. If SCG assigns its rights under this Section 7 with respect to Registrable Securities having an aggregate offering value of at least $100 million to one or more Transferees, the Transferees may request one registration of all or part of the Registrable Securities having an aggregate offering value of at least $100 million on Form S-3 (or any successor form) under the Securities Act by delivering written notice to the Company specifying the number of Registrable Securities that the Transferees desire to sell and the Company shall use its reasonable efforts to effect the registration of such Registrable Securities under the Securities Act in accordance with and subject to the provisions of this Section 7. For the avoidance of doubt, and notwithstanding anything contained herein, any rights under this Section 7 not expressly assigned by SCG shall deemed to be retained by SCG, and SCG shall continue to be entitled to registration rights hereunder with respect to Registrable Securities Beneficially Owned by it, subject to the terms hereof."

      (f) "Executive and Investment Committee" shall mean the committee of the Board primarily responsible for acting on behalf of the entire Board between regular Board meetings, reviewing and making recommendations regarding strategic actions; pricing securities to be issued by the Company and reviewing and approving proposed investments and property dispositions, including any such successor or replacement committee.

          "Management Development and Executive Compensation Committee" shall mean the committee of the Board primarily responsible for reviewing and approving the Company's executive compensation arrangements and plans including any such successor or replacement committee.

      (g) Capitalized terms used in this Amendment but not specifically defined herein shall have the meanings ascribed thereto in the Agreement.

      (h) Except as otherwise specifically modified hereby, the Agreement shall remain in full force and effect.

      (i) This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of Maryland.

      (j) This Amendment may be executed in any number of counterparts, each of which may be deemed an original and all of which together shall constitute one and the same instrument.

      (k) The miscellaneous provisions of Section 8 of the Agreement shall apply equally to this Amendment, and to the Agreement as modified hereby.

                           *     *     *     *     *

      IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

                           ARCHSTONE COMMUNITIES TRUST

                              By:
                                    -----------------------------
                                    Charles E. Mueller, Jr.
                                    Chief Financial Officer

                           SECURITY CAPITAL GROUP INCORPORATED

                              By:
                                    -----------------------------
                                    Jeffrey A. Klopf
                                    Senior Vice President